UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    FORM 10-K
                                  ANNUAL REPORT






                         SUBSIDIARIES OF THE REGISTRANT


                          CNB Florida Bancshares, Inc.



                                   EXHIBIT 21



Subsidiaries of CNB Florida Bancshares, Inc.:


                                           State of
                   Subsidiary           Organization           Business Name
                   ----------           ---------------        -------------
         1.   CNB National Bank               *             CNB National Bank




              * CNB National Bank is organized as a National Bank.